
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM BERKSHIRE
REALTY COMPANY, INC FINANCIAL STATEMENTS FOR THE TWELVE MONTHS ENDED DECEMBER
31, 1997 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.
</LEGEND>
<RESTATED>
<CIK>     0000869446
<NAME>    BERKSHIRE REALTY CO

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                       9,859,110
<SECURITIES>                                 7,511,789<F1>
<RECEIVABLES>                               60,002,083<F2>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                     769,046,949<F3>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             846,419,931
<CURRENT-LIABILITIES>                       22,277,987
<BONDS>                                    380,810,004<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                     27,370
<COMMON>                                       368,411
<OTHER-SE>                                 442,936,159<F5>
<TOTAL-LIABILITY-AND-EQUITY>               846,419,931
<SALES>                                              0
<TOTAL-REVENUES>                           115,499,062<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                           103,530,360<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                          24,005,605
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                       (12,036,903)
<DISCONTINUED>                               3,698,202<F8>
<EXTRAORDINARY>                               (90,345)<F9>
<CHANGES>                                            0
<NET-INCOME>                               (8,429,046)
<EPS-PRIMARY>                                    (.37)
<EPS-DILUTED>                                    (.37)

<F1> Includes book value of Mortgage Backed Securities held.
<F2> Includes as follows: Note Receivable 7,500,000; Escrows 15,088,587; Deferred
     charges and Other Assets 14,932,272; Workforce acquired and Intangible assets 22,481,224;
<F3> Includes Real Estate Assets held less accumulated depreciation as follows:
     Multifamily Apartments 715,696,151; Investment in Joint Venture 15,618,657; Mortgage loan 2,323,285; Construction in Progress 15,185,969; Land held for Development 5,818,105; Retail Centers held for sale 14,404,782;
<F4> Includes Credit Agreement 75,345,000 and Mortgage Payable 305,465,004;
<F5> Includes as follows: Minority Interest 75,137,066; Paid in Capital
     394,838,797; Accumulated Deficit (24,396,629); Loan Receivable - Officer (900,000); Common Stock in Treasury (1,743,075);
<F6> Includes Rental Income 109,973,608; Management fees and Reimbursement
     3,157,516; Interest Income 2,367,938;
<F7> Includes all operating expenses and depreciation and amortization;
<F8> Includes Gain on Sales 6,454,717; Minority Interest in Operating
     Partnership 2,153,506; Joint Venture loss (4,910,021);
<F9> Cost associated with the retirement of debt.

